SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2018

 IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	001-37532	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.
Effective April 30, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of IBERIABANK Corporation approved amendments to the restricted shares that were awarded on August 1, 2017 as an acquisition incentive (the “Awards”) to Daryl G. Byrd, the Company’s President and Chief Executive Officer, and other named executive officers. The amendments align Mr. Byrd’s and the executives’ potential realizable compensation from the Awards with the Company’s 2020 Strategic Goals as disclosed in its Current Report on Form 8-K, filed with the SEC on April 20, 2018.
Continued Importance of Performance-Based Equity
We adopted significant changes to our executive compensation programs in 2016, which carried forward to 2017 and were very well received by our shareholders, as evidenced by overwhelming support of our 2017 “Say-on-Pay” vote (98% favorable support). Our Compensation Committee believes that these voting results reflect our shareholders’ support for the structural changes made to, and the current direction of, our executive compensation program, and affirm alignment of our program with shareholders’ interests. We continue to maintain an open and active dialogue with our shareholders and advisors to identify ways to further refine and improve our executive compensation program, and the Committee believes our current program promotes the Company’s business strategies and aligns pay with performance and shareholder value.
In discussions with shareholders regarding our definitive Proxy Statement for the 2018 Annual Meeting, our management heard that shareholders believe it is important to attach performance criteria to these Awards, which were entirely time-based (i.e., vesting for continued service). These Awards were one-time, special equity incentives not intended to be a regular component of the executive compensation program and were granted as an acquisition incentive following the closing of our acquisition of Sabadell United Bank, a $5.8 billion asset bank and the largest acquisition in the Company’s history. After careful consideration, the Compensation Committee and the executives agreed that including performance-based criteria in the Awards is appropriate and responsive to shareholders, and amended the terms of the Awards.
Equity Award Modifications
The Compensation Committee approved the modifications to Mr. Byrd’s and the executives’ Awards.
Under the amended terms of the Awards, Mr. Byrd and the executives will forfeit the Awards if the Company does not achieve the performance criteria set forth in the 2020 Strategic Goals for the full fiscal year 2020 (with the exception of Core EPS CAGR, which is measured from 2018-2020). The amendments do not contain an upside opportunity for overachievement of these criteria. Specifically, the Awards shall vest and the restrictions shall lapse at the time specified based upon the award recipient’s continued employment (except as otherwise provided in the agreement) and the Compensation Committee’s determination that the Company has achieved each of the following performance goals (the “Performance Goals”):

Performance Measure	Goal
Core EPS CAGR	> 10%
Core Return on Average Assets	> 1.30%
Core Return on Average Tangible Common Equity	> 15%
Core Tangible Efficiency Ratio	< 55%

If all of the Performance Goals are not achieved, the Award shall be immediately forfeited. Finally, all dividends and other distributions relating to the Awards will accrue when declared and be paid only upon the vesting of the Award.
Because these modifications take place partway through the vesting period of the original grants, the Compensation Committee determined that the amendments would not be retroactive with respect to dividends paid to date.
Except as modified by the amendments, the terms of the Awards remain in full force and effect. The original form of Restricted Stock Agreement and the amendment thereto is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 10.1 - Form of Amendment No. 1 to Restricted Stock Agreement (including form of Original Restricted Stock Agreement).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 1, 2018	By:	/s/ Robert B. Worley, Jr.
Robert B. Worley, Jr.
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number

10.1	Form of Amendment No. 1 to Restricted Stock Agreement (including form of Original Restricted Stock Agreement).